Exhibit 4.26

English translation

AMENDING AGREEMENT No. 3

to Non-Revolving Loan Facility Agreement No. 8508 dated October 9, 2012

The City of Moscow	September 27, 2013

SBERBANK OF RUSSIA, an open joint stock company, organized and existing under the laws of the Russian Federation (company name in Russian: ) (the “Lender”), as represented by Andrei Yu. Goncharenko, Managing Director and Deputy Director of the Lending and Project Financing Group of the Financing Department of Sberbank of Russia, acting by virtue of the Lender’s Articles of Association and under Power of Attorney No. 259-D dated June 7, 2013, on the one hand; and

SOUTHERN KUZBASS COAL COMPANY OAO, an open joint stock company, organized and existing under the laws of the Russian Federation (company name in Russian: ) (the “Borrower”), as represented by Stanislav A. Ploshchenko acting under a Power of Attorney dated February 27, 2013, certified by Olga S. Davydova, a notary public of the City of Moscow, and registered by the said notary in the register under Number 1-198, on the other hand;

the Lender and the Borrower being hereinafter collectively referred to as the “Parties” and, each individually, as a “Party”;

have entered into this amending agreement (the “Amending Agreement”) to the Non-Revolving Loan Facility Agreement No. 8508 dated October 9, 2012 (the “Loan Agreement”).

THE PARTIES HAVE AGREED AS FOLLOWS:

1.	To restate Schedule 2 to the Loan Agreement in the form of Schedule 1 hereto.

2.	Schedule 1 hereto shall be deemed incorporated unto and constitute an integral part hereof.

3.	All the other terms and conditions of the Loan Agreement which are not amended hereby shall remain in full force and effect.

4.	This Amending Agreement shall take effect as of the date it is executed by both Parties and shall be deemed incorporated unto and constitute an integral part of the Loan Agreement. Pursuant to Clause 2 of Article 425 of the Russian Civil Code, the Parties have agreed that Clause 1 hereof shall apply to the relations between the Parties starting from June 29, 2013.

5.	This Amending Agreement is made in two (2) counterparts having equal legal force, one for the Lender and one for the Borrower.

PARTIES’ LOCATION AND BANK DETAILS

LENDER:

Location and mailing address: 19 Vavilov Str., Moscow 117997, Russia ( )

Taxpayer Number (INN): 7707083893

Company Number (OGRN): 1027700132195

Taxpayer Record Validity Code (KPP): 775001001

Russian National Company and Business Classification Code (OKPO): 00032537

For payments in RUR: Account No. 30301810500001000014; Correspondent Account No. 30101810400000000225 with OPERU of the Moscow GTU of the Bank of Russia; BIC 044525225

For payments in USD:

Account No. 30301840800001000014 with Sberbank, Moscow, SWIFT SABRRUMM

(HEAD OFFICE – ALL OFFICES in RUSSIA)

BANK OF NEW YORK MELLON NEW YORK, NY, SWIFT IRVT US 3N

For payments in EUR:

Account No. 30301978400001000014 with Sberbank, Moscow, SWIFT SABRRUMM

(HEAD OFFICE – ALL OFFICES in RUSSIA)

DEUTSCHE BANK AG FRANKFURT AM MAIN, SWIFT DEUTDEFF

Tel: (495) 747-3381; 957-5563; Fax: (495) 957-5561

BORROWER:

Location: 6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia ( )

Mailing address: 6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia ( )

Taxpayer Number (INN): 4214000608

Company Number (OGRN): 1024201388661

Ruble Account No. 40702810026070100405 with Mezhdurechensky Branch No. 7763 of the Siberia Bank of the Sberbank of Russia

Tel: (384) 757-4370; Fax: (384) 757-4397

Email: mechel@mechel.com

PARTIES’ SIGNATURES

LENDER	BORROWER

Managing Director Deputy Director of the Lending and Project Financing Group of the Financing Department Sberbank of Russia	Under Power of Attorney

/s/ Andrei Yu. Goncharenko	/s/ Stanislav A. Ploshchenko

/seal/	/seal/

Schedule 1 to Amending Agreement 3

dated September 27, 2013 to

Non-Revolving Loan Facility Agreement No. 8508

dated October 9, 2012

Schedule 2 to Non-Revolving Loan Facility Agreement No. 8508

dated October 9, 2012

Southern Kuzbass Coal Company OAO	1024201388661	6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia (652877, Россия, Кемеровская область, г. Междуреченск, ул. Юности, д. 6)	Current account in a foreign currency	40702840426070100020	Mezhdurechensk Branch of Kemerovo Branch 8615 of Sberbank of Russia (Междуреченское отделение Кемеровского отделения № 8615 ОАО "Сбербанк России")
Mechel Mining OAO	1085406013846	1 Krasnoarmeyskaya Str., Moscow 125993, Russia (125993, г. Москва, ул. Красноармейская, д. 1)	Current account in RUR	40702810100020008879	OPERU of the Moscow Bank of Sberbank of Russia (ОПЕРУ Московского банка ОАО "Сбербанк России")
Mechel OAO	1037703012896	1 Krasnoarmeyskaya Str., Moscow 125993, Russia (125993, г. Москва, ул. Красноармейская, д. 1)	Current account in RUR	40702810900020008639	OPERU of the Moscow Bank of Sberbank of Russia (ОПЕРУ Московского банка ОАО "Сбербанк России")
OJSHC Yakutugol	1021401009057	3 Lenin Str., Bld. 1, Neryungri 678960, Sakha Republic (Yakutia) (678960, г. Нерюнгри, пр. Ленина, д. 3/1)	Current account in RUR	40702810376350000904	SRKO of the Neryungri Branch No. 8155 of the Northeastern Bank of the Sberbank of Russia (СРКО Нерюнгринского отделения №8155 Северо-Восточного банка ОАО "Сбербанк России")
Mechel Mining Group companies' accounts the sales proceeds credited to which shall be taken into account when determining the interest rate under Clause 4.1 hereof					
Southern Kuzbass Coal Company OAO	1024201388661	6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia (652877, Россия, Кемеровская область, г. Междуреченск, ул. Юности, д. 6)	Current account in RUR	40702810026070100405	Mezhdurechensk Branch of Kemerovo Branch 8615 of Sberbank of Russia (Междуреченское отделение Кемеровского отделения № 8615 ОАО "Сбербанк России")

Southern Kuzbass Coal Company OAO	1024201388661	6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia (652877, Россия, Кемеровская область, г. Междуреченск, ул. Юности, д. 6)	Current account in a foreign currency	40702978526070100009	Mezhdurechensk Branch of Kemerovo Branch 8615 of Sberbank of Russia (Междуреченское отделение Кемеровского отделения № 8615 ОАО "Сбербанк России")
Southern Kuzbass Coal Company OAO	1024201388661	6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia (652877, Россия, Кемеровская область, г. Междуреченск, ул. Юности, д. 6)	Current account in a foreign currency	40702840426070100020	Mezhdurechensk Branch of Kemerovo Branch 8615 of Sberbank of Russia (Междуреченское отделение Кемеровского отделения № 8615 ОАО "Сбербанк России")
Southern Kuzbass Coal Company OAO	1024201388661	6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia (652877, Россия, Кемеровская область, г. Междуреченск, ул. Юности, д. 6)	Transit account in a foreign currency	40702978426070200009	Mezhdurechensk Branch of Kemerovo Branch 8615 of Sberbank of Russia (Междуреченское отделение Кемеровского отделения № 8615 ОАО "Сбербанк России")
Southern Kuzbass Coal Company OAO	1024201388661	6 Yunosti Str., Mezhdurechensk, Kemerovo Region, 652877, Russia (652877, Россия, Кемеровская область, г. Междуреченск, ул. Юности, д. 6)	Transit account in a foreign currency	40702840326070200020	Mezhdurechensk Branch of Kemerovo Branch 8615 of Sberbank of Russia (Междуреченское отделение Кемеровского отделения № 8615 ОАО "Сбербанк России")
Mechel Mining OAO	1085406013846	1 Krasnoarmeyskaya Str., Moscow 125993, Russia (125993, г. Москва, ул. Красноармейская, д. 1)	Current account in RUR	40702810100020008879	OPERU of the Moscow Bank of Sberbank of Russia (ОПЕРУ Московского банка ОАО "Сбербанк России")

OJSHC Yakutugol	1021401009057	3 Lenin Str., Bld. 1, Neryungri 678960, Sakha Republic (Yakutia) (678960, г. Нерюнгри, пр. Ленина, д. 3/1)	Current account in RUR	40702810376350000904	SRKO of the Neryungri Branch No. 8155 of the Northeastern Bank of the Sberbank of Russia (СРКО Нерюнгринского отделения №8155 Северо-Восточного банка ОАО "Сбербанк России")
Mechel Coke OOO (ООО "Мечел-Кокс")	1027700132195	14 2nd Paveletskaya Str., Chelyabinsk 454047, Russia (454047, г. Челябинск, ул. 2-я Павелецкая, д. 14)	Current account in RUR	40702810672000061121	OPERU of the Chelyabinsk Branch No.8597 of the Urals Bank of the Sberbank of Russia (ОПЕРУ Челябинского отделения №8597 Уральского банка ОАО "Сбербанк России")
Korshunov Mining Plant OAO (ОАО "Коршуновский ГОК")	1023802658714	9A/1 Ivashchenko Str., Zeleznogork-Ilimsky 665651, Russia (665651, г. Железногорск-Илимский, ул. Иващенко, д. 9А/1)	Current account in RUR	40702810318090103662	VSP No. 8586/285 of Inkutsk Branch No. 8586 of the Sberbank of Russia (ВСП № 8586/285 Иркутского отделения № 8586 ОАО "Сбербанк России")
Korshunov Mining Plant OAO (ОАО "Коршуновский ГОК")	1023802658714	9A/1 Ivashchenko Str., Zeleznogork-Ilimsky 665651, Russia (665651, г. Железногорск-Илимский, ул. Иващенко, д. 9А/1)	Current account in a foreign currency	40702840318350014131	of Inkutsk Branch No. 8586 of the Sberbank of Russia (ВСП № 8586/285 Иркутского отделения № 8586 ОАО "Сбербанк России")
Korshunov Mining Plant OAO (ОАО "Коршуновский ГОК")	1023802658714	9A/1 Ivashchenko Str., Zeleznogork-Ilimsky 665651, Russia (665651, г. Железногорск-Илимский, ул. Иващенко, д. 9А/1)	Transit account in a foreign currency	40702840618351014131	of Inkutsk Branch No. 8586 of the Sberbank of Russia (ВСП № 8586/285 Иркутского отделения № 8586 ОАО "Сбербанк России")

PARTIES’ SIGNATURES

LENDER	BORROWER

Managing Director Deputy Director of the Lending and Project Financing Group of the Financing Department Sberbank of Russia	Under Power of Attorney

/s/ Andrei Yu. Goncharenko	/s/ Stanislav A. Ploshchenko

/seal/ Sberbank of Russia	/seal/

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